NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 24, 2009

TO THE STOCKHOLDERS OF AMERICAN TONERSERV CORP.:

As a stockholder of American TonerServ Corp. , a Delaware corporation (“ATS” or the “Company”), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Stockholders, to be held at the Santa Rosa Golf and
Country Club, Santa Rosa, California, on Thursday, September 24, 2009, at 2:30 p.m. (PDT) for the following purposes:

1. To elect six directors;

2. To consider and vote upon the ratification of the appointment of Perry-Smith LLP as the independent registered public accounting firm for ATS for the fiscal year ending December 31, 2009; and

3. To transact such other business as may be properly brought before the meeting and any adjournments thereof.

Stockholders of the Company of record at the close of business on August 26, 2009 are entitled to vote at the meeting and all adjournments thereof.

A majority of the outstanding shares of Common Stock and Series D Convertible Preferred Stock, considered as a single class, of ATS must be represented at the meeting to constitute a quorum. Therefore, all stockholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is the Company’s intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

By Order of the Board of Directors

Chuck Mache
Chief Executive Officer

Santa Rosa, California
August 31, 2009

AMERICAN TONERSERV CORP.
420 Aviation Blvd., Ste. 103
Santa Rosa, California 95403
(800) 736-3515

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
September 24, 2009

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board” or our “Board of Directors”) of American TonerServ (“us,” “our,” “we,” “ATS” or the “Company”) of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) to be held on September 24, 2009, at the Santa Rosa Golf and Country Club, Santa Rosa, California , at 2:30 p.m. (PDT), and at any adjournment thereof. Each holder of record at the close of business on August 26, 2009 of shares of our common stock, par value $ 0.001 per share (the “Common Stock”), will be entitled to one vote for each share so held, and each holder of record at the close of business on August 26, 2009 of shares of our Series D Convertible Preferred Stock (the “Series D Stock”) will be entitled to two votes for each share so held. As of August 26, 2009, there were 78,345,996 shares of Common Stock issued and outstanding and 4,900,000 shares of Series D Stock issued and outstanding. Shares represented by properly executed proxy cards received by us at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for: (i) the election of the nominees for directors, and (ii) the ratification of the appointment of Perry-Smith LLP as our independent auditors for the fiscal year ending December 31, 2009.

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials to stockholders, will be borne by ATS. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mail; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in the performance of that task.

     As to any other business that may properly come before the Meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the Meeting by written notice to our Secretary at 420 Aviation Blvd., Ste. 103 Santa Rosa, California 95403, or by written or oral notice to the Secretary at the Annual Meeting prior to being voted. This Proxy Statement and the enclosed proxy card are expected to be first sent to our stockholders on or about September 3, 2009.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of our Common Stock and Series D Stock, considered as a single class, outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the Meeting (other than an adjournment or postponement of the Meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Meeting.

     Votes cast in favor of and against proposed actions (whether in person or by proxy) will be counted for us by our Secretary at the Meeting, but this count may be at least partially based upon information tabulated for us by our transfer agent or others. In the election of directors, the six candidates will be elected by a plurality of affirmative votes. The affirmative vote of the majority of the outstanding shares of Common Stock present in person or by proxy will be required to approve the ratification of the appointment of Perry-Smith LLP as our independent auditors for the fiscal year ending December 31, 2009.

     A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether the proposal regarding ratification of the Company's auditors has received the requisite vote, where a stockholder abstains from voting, it will have the same effect as a vote against the proposal. In tabulating the voting results for any of the proposals expected to be presented at the meeting, shares that constitute broker non-votes will not be included in the vote totals, and therefore, will have no effect on the outcome of the vote of any of the proposals.

     If a quorum is not present at the Meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

PROPOSAL 1 — ELECTION OF DIRECTORS

General

     Our directors are to be elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until the earlier of their death, resignation or retirement. Our bylaws provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by our Board of Directors. Our Board has established the size of the Board at six directors. Our Board is recommending that our five current directors be reelected and Gregory Curhan, a nominee for Director, be elected.

     Each nominee consented to be named as a nominee in this proxy statement, and we expect that each nominee will be able to serve if elected. If any nominee becomes unavailable or unwilling to accept his nomination for election for any reason, a substitute nominee may be proposed by our Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board otherwise reduces the number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Nominees

The following individuals are nominees to serve on our Board of Directors:

Name	Age	Positions	Period of Service as a Director
Chuck Mache	52	Director, President and Chief	2007 to Present
		Executive Officer
Daniel J. Brinker	52	Chairman of the Board	1995 to Present
William A. Robotham	67	Director	2006 to Present
Thomas Hakel	49	Director and	2001 to Present
Chad Solter	37	Director	2009 to Present
Gregory Curhan	47	Nominee for Director	Not Applicable

     The following is biographical information as to the business experience of each of our directors and current executive officers.

     Chuck Mache was elected as a Director of the Company on November 29, 2007. On January 8, 2008 Mr. Mache was elected as Chairman of the Board. On February 2, 2009, he was elected to serve as President and Chief Executive Officer of the Company. Mr. Mache has spent a quarter -century selling, managing, building, and leading sales organizations, with a specialty in highly competitive industries. He used his breakthrough sales approach to lead the transition of Benchmark Lending Group from a mortgage broker to a full mortgage bank, and dramatically increased both the number and size of loans in a short period, turning the company into a mid-size player in the California market. As Executive Vice President of Sales for American Home Shield, Mache grew revenues from $6M to $100M in ten years, formed strategic partnerships with other market leaders, such as Coldwell Banker and Prudential, and restructured sales teams during acquisitions.

     Daniel J. Brinker has been a Director of American TonerServ since 1995 and served as Chairman of the Board from November 2005 to January 2008. From November 2005 to February 2009, he served as President and CEO of the Company. Since February 2, 2009, he has served as Chairman of the Board. From 2002 to October 2005, he was a business consultant and served as President of ASKM Enterprises, Inc., his consulting firm. Mr. Brinker served as President of ATS from 1995 to 2002. He has over twenty years of experience as a principal, operating officer and financier of financial and other service businesses, and technology companies. Mr. Brinker has extensive operational, financial and/or senior management experience with a number of financial services companies including American Home Shield (a publicly traded company) and Benchmark Lending Group. Mr. Brinker served as President of American Home Shield (AHS), the nation's largest home warranty company, from 1987 to 1995. Mr. Brinker led a turnaround management team that engineered a buyout of AHS by ServiceMaster and management in 1989. Mr. Brinker is a Certified Public Accountant and earned a Bachelor of Science degree in Accounting from Santa Clara University in 1979. Mr. Brinker has also completed certain graduate courses at Stanford University.

     William A. Robotham became a Director in July 2006. William A. Robotham is a certified public accountant and the executive partner for Pisenti & Brinker LLP. He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. He joined the firm in 1966, became a partner in 1969 at twenty-seven years of age, managing partner in 1983 and executive partner in 1996. Mr. Robotham currently works in tax, general practice and management consulting for the firm. He is also a director of American River Bankshares, a publicly-held company listed on NASDAQ. Mr. Robotham is Chairman of the audit committee and is a member of other committees of American River Bankshares. He also serves on the regional board of North Coast Bank and is Chairman of the Board, President and CEO of Randal Nutritional Products, Inc. Mr. Robotham is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

     Thomas Hakel has been a Director of the Company since 2001, and as Secretary since November 2005. He has extensive experience in corporate finance and business development. Since 1998, Mr. Hakel has been the founder and manager of International Commerce Group, LLC, a business consultancy organization working primarily with emerging stage technology companies. He also served as the CEO of Accerra Corporation, a web based communications and marketing service from 2003 to April 2004. From 1997 to 1999, Mr. Hakel was co-founder of DTI Network Services, LLC and ICN/CommSource Network Services, LLC, which bought international undersea network fiber optic cable capacity. Prior to that, Mr. Hakel was Executive Vice President at World Change Communications ("WXC"), a telecommunications company with over $400M in annual revenues from 1996 to 1997. In both consulting and operational roles, Mr. Hakel has assisted numerous companies with the development of strategic plans, debt and equity financing and mergers and acquisitions, including transactions involving companies in the software, telecom equipment, financial services and internet industries. He is a Certified Public Accountant and received a Bachelors of Science Degree in computer science from California State University, Sonoma in 1985.

     Chad Solter has been a Director of the Company since April 3, 2009. Mr. Solter was the founder of iPrint Technologies, Inc. which was engaged in providing printing supplies and service to a variety of companies including Fortune 1000 companies, nationwide from 2005 until the Company acquired that business on October 31, 2008. Mr. Solter now serves as President of the Company's iPrint subsidiary. Prior to founding iPrint, from 1996 to 2005 he was the Director of Sales for JDI Technologies, which was engaged in providing printing supplies and service to a variety of companies including Fortune 1000 companies, in Calabasas , California. Mr. Solter received a Bachelors Degree in Speech Communications from California State University, Northridge, in 1999.

     Gregory Curhan is currently the President and CEO of CleanTech Capital Consulting, Inc. Prior to this, Mr. Curhan served as Executive Vice President of Merriman Curhan Ford Group, Inc. He also was President, Chairman of the Commitment Committee and Head of the CleanTech investment banking team of Merriman Curhan Ford & Co., the investment banking subsidiary of Merriman Curhan Ford Group, Inc., where he worked from January 2002 to January 2009. Previously, he served as Chief Financial Officer of WorldRes.com from May 1999 through June 2001. Prior to joining WorldRes.com, Mr. Curhan served as Director of Global Technology Research Marketing and Managing Director, Specialty Technology Institutional Equity Sales at Merrill Lynch & Co. from May 1998 to May 1999. From 1993 through 1998, Mr. Curhan served as Partner, Director of Equities, and as Managing Director, Research Analyst at Volpe Brown Whelan. Mr. Curhan was a founder and principal of the investment advisor Curhan, Merriman Capital Management from July 1988 through December 1992. From 1985 to 1988, Mr. Curhan was Vice President, Institutional Sales at Montgomery Securities, and was a Financial Analyst at Merrill Lynch from 1983 to 1985. Mr. Curhan earned his Bachelor of Arts degree, summa cum laude, from Dartmouth College. Mr. Curhan currently serves as a Director of Power Efficiency Corporation (OTCBB: PEFF) which designs, develops, markets and sells proprietary solid state electrical devices designed to reduce energy consumption.

     Aaron L. Brinker became Chief Operating Officer of the Company in July 2006. Since 2004, Mr. Brinker has been the founder and General Partner of MAS Enterprises, GP, which successfully opened and manages two Fantastic Sams franchise hair salons in the East Bay area of San Francisco. Fantastic Sams is the world's largest full service hair care franchise with salons located throughout the United States, Canada, Singapore, Taiwan and Japan. From 1998 to 2004, Mr. Brinker served as a Director of SVB Capital. SVB Capital is the private equity arm of SVB Financial Group (Nasdaq: SIVB), a $4 billion financial services firm serving companies in the technology, life science, private equity and premium wine markets. Mr. Brinker helped raise, invest, and manage SVB Capital's first two venture capital funds in excess of $385 million. From 2002 to 2005, Mr. Brinker also served as Board Member and Treasurer of Friends for Youth, a non-profit organization dedicated to providing youth mentoring services. He also volunteers as a wish grantor for Make -A-Wish Foundation, which grants the wishes of children with life-threatening medical conditions. Mr. Brinker earned a Bachelor of Science degree in Finance from Santa Clara University in 1998. He is 33 years old.

     Ryan Vice has served as Chief Financial Officer of the Company since July 7, 2006. Mr. Vice has over 14 years of experience in corporate finance, accounting and business development. From 1999 to 2006, Mr. Vice was the corporate controller and primary financial officer for North Bay Corporation, a refuse and recycling company, with over 20 subsidiaries and over 150,000 customers. Mr. Vice oversaw all aspects of the accounting and finance functions of the company including budgeting, forecasting and preparing the consolidated financial statements of multiple operating companies. From October 1996 to April 1999, Mr. Vice practiced public accounting with Pisenti & Brinker LLP. Mr. Vice is a Certified Public Accountant also a Real Estate Broker licensed by the California Department of Real Estate and a member of the National Association of Realtors. Mr. Vice earned his Bachelor of Science in Finance from California State University, Sacramento in 1995. He is 37 years old.

     Our Executive Officers hold office until the next annual meeting of the Board of Directors. There are no known arrangements or understandings between any Director or Executive Officer and any other person pursuant to which any of the above-named Executive Officers or Directors was selected as an Executive Officer or Director.

     Mr. Solter's election to the Board of Directors was made pursuant to the terms of the Asset Purchase Agreement related to the Company's acquisition of the assets of iPrint Technologies, Inc.

     Daniel J. Brinker is the father of Aaron L. Brinker. There are no other family relationships between any of the Directors or Executive Officers of American TonerServ.

Required Vote

     The six persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected.

Recommendation of the Board of Directors

     Our Board of Directors recommends that you vote FOR the election of each of the nominees for director to serve on our Board of Directors.

Board Membership and Director Independence

     The Company has determined that none of the directors are independent directors as defined under the rules used by the NASDAQ Stock Market. The Board of Directors currently has an audit committee and a compensation committee. William Robotham and Thomas Hakel are the members of the audit committee. William Robotham, Thomas Hakel and Chuck Mache are members of the compensation committee. The audit committee is chaired by William Robotham and the compensation committee is chaired by Thomas Hakel. The Board of Directors has determined that William Robotham is an "audit committee financial expert" as defined in Item 407(d)(5) of SEC Regulation S- K. Mr. Robotham is not independent. The Company does not currently have charters for either of its committees.

Code of Ethics

     The Company's Code of Ethics and Business conduct was filed as Exhibit 14 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005. It is also available on our website at www. americantonerserv. com .

Certain Relationships and Related Transactions

     On December 28, 2007, the Company sold six units of a note offering, each unit consisting of a $25,000 promissory note and 50,000 redeemable warrants at a purchase price of $25,000 per unit (the "Note Unit") to William Robotham, Director, (three Note Units); Chuck Mache, Director (one Note Unit); Thomas Hakel, Director, (one Note Unit); and Michael Ducey, Senior Vice President of Sales and Marketing, (one Note Unit).

     On March 31, 2008, Chuck Mache, Director, Thomas Hakel, Director, and Michael Ducey, Senior Vice President of Sales and Marketing, converted their one Note Unit that was purchased on December 28, 2007, into the Company’s common stock and warrant offering.

     On April 8, 2008, William Robotham, director, converted $ 100,000 of an advance to Company into one unit of the Company’s convertible note offering. Each unit consisted of a $100,000 note with 57,500 warrants and is convertible into a future equity offering of the Company.

     At December 31, 2007, the Company had outstanding payables to Daniel Brinker, President and Chief Executive Officer, of $61,095, Thomas Hakel, Director, of $215,000 and William Robotham, Director of $155,000. Dan Brinker was repaid $50,000 in January 2008. Thomas Hakel was repaid $35,000 in February 2008 and $100,000 in May of 2008. William Robotham converted $100,000 of his advances into the Company’s Convertible Note and Warrant offering.

     On August 8, 2008, the board of directors retroactively approved interest of eight percent per annum on the advances made to the Company by William Robotham and Thomas Hakel.

     At December 31, 2008, the Company had outstanding payables to Daniel Brinker, President and Chief Executive Officer, of $3,595, Thomas Hakel, Director, of $80,000 and accrued interest of $16,296 and William Robotham, Director of $90,000 and accrued interest of $17,678. These payables related to advances for operating capital to the Company during the Company's transition into a public company and during the implementation of the Company's acquisition strategy.

     In October of 2008, the Company extended its line of credit with a bank to support Stand -By Letters of Credit for $835,000. The guaranties of Daniel J. Brinker, William Robotham and Thomas Hakel, directors of the Company, continued on this line of credit.

     During the period from October to December 2008, Daniel J. Brinker, William Robotham, Thomas Hakel and Chuck Mache, directors the Company, guaranteed convertible notes that were sold in a private offering. As compensation for providing the guarantees, the directors received a total of 2,393,750 warrants to purchase shares of the Company’s common stock at $0.30 per share through January 2012. The total compensation recorded during this period was $227,543.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of our Common Stock and Series D Stock owned beneficially, as of August 26, 2009, by any person who is known by us to be the beneficial owner of 5% or more of the voting power of such stock, by all Directors, Nominees for Director and Executive Officers individually, and by all Directors, Nominees for Director and Executive Officers as a group. Information as to beneficial ownership is based upon statements furnished to us by such persons.

Amount of Beneficial Ownership
Name and Address	Percentage
of Beneficial Owner	of Class*
-----------------------------------------	----------------------	---------------------
BRAM Enterprises (1)	6,794,274	(1)	7.6%
3550 Round Barn Blvd, Suite 100
Santa Rosa, CA 95403

Daniel J. Brinker	7,826,785	(2)	8.7%
420 Aviation Blvd. , Suite 103
Santa Rosa, CA 95403

Aaron L. Brinker	4,439,167	(3)	5.0%
729 Cumberland Ct.
Pleasant Hill, CA 94523

Thomas Hakel	4,916,496	(4)	5.4%
1020 Blue Oak Pl.
Santa Rosa, CA 95404

William A. Robotham	10,667,780	(5)	11.6%
3550 Round Barn Blvd, Suite 100
Santa Rosa, CA 95403

James Laier	9,187,740	(6)	10.0%
1080 Airport Blvd.
Santa Rosa, CA 95403

Chuck Mache	4,089,810	(7)	4.5%
1004 Slate Drive
Santa Rosa, CA 95405

Ryan Vice	1,268,283	(8)	1.4%
PO Box 1989
Santa Rosa, CA 95402

Chad Solter	7,247,953	(9)	8.1%
980 Magnolia Ave. , Ste. 5
Larkspur, CA 94939

Robert Stanley Colliss	7,500,000	(10)	8.2%
2006 Family Trust
9100 Skyway
Paradise, CA 95969

Steven Jensen	5,320,000	(11)	5.9%
6041 Siesta Lane
Port Richey, Florida 34668

Earl Engelmann	8,686,580	(12)	9.8%
P. O. Box 781
Ketchum, ID 83340

Gregory Curhan	-0	-	-	-
7 Verona Place
Corte Madera, CA 94925

All Directors, Nominees for Director
And Executive Officers
as a group (8 persons)	40,456,271	29.5%

__________________________________________

* For the purposes of this table, the Series D Stock is included on an as converted basis with the Common Stock in computing the percentage of class.

(1) Includes 5,928,387 common shares held directly by BRAM Enterprises, a general partnership in which Lynn Brinker and William A. Robotham are equal partners, 865,887 shares that are issuable under warrants held by BRAM Enterprises.

(2) Includes 5,517,022 common shares held directly by Daniel J. Brinker; 1,018,097 shares issuable on exercise of options held by Daniel J. Brinker that are exercisable within 60 days; and 1,291,666 shares that are issuable under warrants held by Daniel J. Brinker.

(3) Includes 4,121,977 common shares held directly by Aaron L. Brinker and 317,187 shares issuable on exercise of options held by Aaron L. Brinker that are exercisable within 60 days.

(4) Includes 2,775,455 common shares held directly by Thomas Hakel; 390,000 shares issuable upon exercise of options held by Thomas Hakel within 60 days; and 1,751,041 shares that are issuable under warrants held by Mr. Hakel.

(5) Includes 2,800,643 common shares held by William A. Robotham; 375,000 shares issuable on exercise of options held by Mr. Robotham within 60 days; 800,000 common shares issuable upon exercise of Series D Stock held by him; 3,397,137 of the common shares held by BRAM Enterprises in which Mr. Robotham is a partner; and 3,295,000 shares that are issuable under warrants held by Mr. Robotham.

(6) Includes 5,634,891 common shares held by James Laier and 3,552,849 shares that are issuable under warrants held by Mr. Laier.

(7) Includes 1,377,939 common shares held directly by Chuck Mache; 1,626,042 shares that are issuable under warrants held by Chuck Mache and 1,085,829 issuable on exercise of options held by Mr. Mache that are exercisable within 60 days.

(8) Includes 1,005,667 common shares held directly by Ryan Vice and 262,616 issuable on exercise of options held by Mr. Vice that are exercisable within 60 days.

(9) Includes 5,847,953 common shares held by MTS Partners, Inc. and 200,000 shares that are issuable under warrants held by MTS Partners, Inc. Mr. Solter owns 85% of MTS Partners, Inc.

(10) Includes 4,200,000 common shares held by The Robert Colliss 2006 Family Trust and 3,300,000 shares that are issuable under warrants held by The Robert Colliss 2006 Family Trust.

(11) Includes 3,300,000 common shares held directly by Steve Jensen; 220,000 issuable on exercise of options held by Mr. Jensen that are exercisable within 60 days; and 1,800,000 shares that are issuable under warrants held by Mr. Jensen.

(12) Includes 1,347,000 common shares held directly by Earl Engelmann; 6,800,000 common shares issuable upon exercise of Series D Stock held by him; and 538,750 shares that are issuable under warrants held by Mr. Engelmann.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008.

Number of
Securities Remain-
ing Available for
Future Issuance
	Number of Secure-		Under Equity
	ties to be Issued	Weighted-Average	Compensation Plans
	upon Exercise of	Exercise Price of	(excluding secure-
	Outstanding Options,	Outstanding Options,	ties reflected
	Warrants and Rights	Warrants and Rights	in column (a))

Plan Category	(a)	(b)	(c)
Equity Compensation
Plans approved by	15,929,383	$0.210	1,700,000
Stockholders
Equity compensation
plans not approved	725,000	$0.244	-
by Stockholders

EXECUTIVE COMPENSATION

Summary Compensation Table

								Non-Equity
									Nonqualified
								Incentive	Deferred	All Other Compensation
								Plan	Compen-
Name and					Stock	Option		Compensa-	sation
Principal		Salary		Bonus	Awards(1)	Awards(1)		tion	Earnings			Total
Position	Year	($)		($)	($)	($)		($)	($)	($)		($)
------------------	-------	-------------		--------------	--------------	-------------		-------------	--------------	-----------------------		-------------
Daniel J. Brinker,	2008	$180,000		-	-	$32,596	(2)	-	-	$7,200	(4)	$219,796
CEO *	2007	176,539		-	-	21,187	(3)	-	-	7,200	(4)	204,926
	2006	30,000	(5)	-	$90,517	8,566		-	-	-		129,083

Aaron L.
Brinker,	2008	$140,000		-	-	$13,150		-	-	$9,000	(4)	$162,150
COO	2007	137,308		-	-	6,538		-	-	9,000	(4)	152,846
	2006	23,333	(5)	-	72,414	3,269		-	-	12,000		111,016

Ryan P. Vice,
CFO	2008	$120,000		-	$3,750	$13,058		-	-	$4,200	(4)	$141,008
	2007	95,192		-	7,500	4,704		-	-	4,200	(4)	111,596
	2006	15,000	(6)	-	1,875	2,352		-	-	12,000		31,227

Andrew
Beaurline,	2008	$180,000		$60,150	-	$96,523		-	-	$7,200	(4)	$283,723
VP of Corporate	2007	176,539		-	-	93,026		-	-	7,200	(4)	276,765
Development	2006	58,000		-	-	31,009		-	-	70,000	(7)	159,009

Michael V.
Ducey,	2008	$150,000		-	-	$43,154		-	-	-		$193,154
VP of Sales &	2007	89,423		-	-	20,417		-	-	-		109,840
Marketing	2006	-		-	-	-		-	-	-		-

----------------------------------------------------------------------------------------------------------------
* Daniel J. Brinker served as President and Chief Executive Officer until February 2, 2009.

(1) The value for Stock Awards and Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for 2008 in accordance with Statement of Financial Accounting Standards No. 123R, Accounting for
Stock-Based Compensation, ("FAS 123R"). The fair value of the Stock Awards on the grant date was $0.015 per share, as determined by the Board of Directors. For Option Awards, the dollar amount for each individual varies depending on the number of options held, the fair value of such options, and the vesting terms of such options. See Note 2 of Notes to Audited
Financial Statements for the year ended December 31, 2008 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under FAS 123R.

(2) Of the Option Awards to Daniel J. Brinker, $ 6,082 relates to his services as a Director of the Company.

(3) Of the Option Awards to Daniel J. Brinker, $ 8,109 relates to his services as a Director of the Company.

(4) All other compensation relates to monthly auto allowances.

(5) This amount had been accrued but not paid as of December 31, 2006. In February 2007, this person agreed to accept shares of the Company's common stock in lieu of cash for this amount.

(6) This amount had been accrued but not paid as of December 31, 2006. In February 2007, Mr. Vice agreed to accept shares of the Company's common stock in lieu of cash for $12,000 of this amount.

(7) Represents amounts paid to Andrew Beaurline for consulting services performed from February 2006 to August 2006 prior to becoming the Company's Senior Vice President of Corporate Development.

EMPLOYMENT ARRANGEMENTS

We do not currently have any formal employment agreements with current or proposed Executive Officers.

     Chuck Mache has served as our President and Chief Executive Officer since February 2, 2009. Until May 1, 2009, Mr. Mache was paid a salary of $10,000 per month. On May 15, 2009, the Company's Board of Directors approved new compensation arrangements for Mr. Mache. The compensation plan for Chuck Mache provides for an annual salary of $180,000. Mr. Mache, will be paid $ 10,000 per month for the first three months, with the additional $5,000 per month being accrued. Mr. Mache will not earn the balance of his salary until the Company achieves EBITDA of $300,000 over any successive three month period. Mr. Mache is also guaranteed a 32% participation in the 2009 Bonus Plan (described below), an automobile allowance of $ 750 per month and the future grant of options to purchase 2,000,000 shares of the Company's common stock under the Company's 2008 Stock Incentive Plan.

     Daniel Brinker, our Chief Executive Officer and President until February 2, 2009, had a base compensation of $180,000 per year and a $ 600 monthly auto allowance. On February 2, 2009, the Board of Directors elected Chuck Mache to serve as President and Chief Executive Officer of the Company replacing Mr. Brinker in the position of President. Mr. Brinker now serves as the Company's Chairman of the Board. Effective May 1, 2009, the compensation plan for Daniel Brinker provides for an annual salary of $24,000 for his services as Chairman of the Board of the Corporation, and $200 per hour for services outside of his responsibilities as Chairman of the Board.

     Mr. Aaron L. Brinker, our Chief Operating Officer, has a compensation package that provides for base compensation of $140,000 per year. Mr. Aaron Brinker's salary will be reviewed annually thereafter by the Board of Director's compensation committee. Mr. Aaron Brinker has an opportunity to achieve cash bonus equal to 25% of his base salary and a $750 monthly auto allowance. The bonus will be based upon criteria set by the Board of Director's compensation committee.

     Ryan Vice, our Chief Financial Officer, has a compensation package that provides for base compensation of $120,000 per year. Mr. Vice's salary will be reviewed annually thereafter by the Board of Director's compensation committee. Mr. Vice has an opportunity to achieve cash bonus equal to 25% of his base salary and a $350 monthly auto allowance. The bonus will be based upon criteria set by the Board of Director's compensation committee.

     On May 15, 2009, the Board of Directors approved a bonus plan for employees at its headquarters in Santa Rosa, California as determined by the Company's CEO, including executive officers. The ATS HQ Bonus Plan, 2009 (the "2009 Bonus Plan") generally provides for a bonus pool to consist of 50% of the Corporation's pre-bonus earnings before income taxes, depreciation and amortization ("EBITDA") in excess of 5% of budgeted EBITDA of $1,264,892 during 2009, plus amounts of 5% of purchase price not to exceed $40,000 per acquisition completed by the Corporation in 2009. The maximum amount of the bonus pool under the 2009 Bonus Plan that can be achieved would be $335,932 based on the Company achieving EBITDA of $2,000,000, excluding any amounts for acquisitions.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or
							Market	Number	Payout
			Equity			Number	Value	of	Value of
			Incentive			of	of	Unearned	Unearned
			Plan			Shares	Shares	Shares,	Shares,
	Number	Number	Awards:			or Units	or Units	Units	Units
	of Securities	of Securities	Number of			of Stock	of Stock	or Other	or Other
	Underlying	Undelying	Securities			That	That	Rights	Rights
	Un-exercised	Unexercised	Underlying	Option		Have	Have	That	That
	Options (#)	Options (#)	Unexercised	Exercise	Option	Not	Not	Have Not	Have Not
	----------------	----------------	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options(#)	($)	Date	($)	($)	(#)	($)

Daniel J.
Brinker	462,857	900,000		$0.165	7/7/2016

Daniel J.
Brinker	300,000	300,000		$0.165	10/2/2016

Daniel J.
Brinker	-	1,000,000		$0.230	7/8/2018

Aaron L.
Brinker	231,429	450,000		$0.165	7/7/2016

Aaron L.
Brinker	-	200,000		$0.230	7/8/2018

Ryan P. Vice	154,286	300,000		$0.150	7/7/2016

Ryan P. Vice	-	500,000		$0.230	7/8/2018

Andrew
Beaurline	2,095,238	4,000,000		$0.150	9/19/2016

Andrew
Beaurline	-	200,000		$0.230	7/8/2018

Michael V.
Ducey	166,667	500,000		$0.600	5/14/2017

Michael V.
Ducey	-	750,000		$0.230	7/8/2018

(1) The market value of shares that have not vested was determined by the last reported sale price of the common stock of $ 0.29 on December 31, 2008

COMPENSATION OF DIRECTORS AND ADVISORS

     Members of the Board of Directors do not currently receive any cash compensation for their services as Directors. However, some of our Directors have received consulting fees from the Company and certain Directors have received options to purchase shares of our Common Stock. To attract and keep Board members the Company may grant options to Board members in the future and may pay fees to Directors for their services on the Board or its committees.

     On February 9, 2007 the Board granted options to purchase 100,000 shares to four individuals comprised of Bryan Thomas, Rick Bosworth, Gene Klein and David Ferrari to serve on its Strategic Advisory Board. These options are exercisable at $0.40 a share and will vest equally over the twelve month term. These agreements are cancelable by either party without notice after 30 days.

     On August 13, 2007, the Board of Directors granted options to Steven R. Jensen, a director, to purchase 300,000 shares of common stock. The exercise price of these options was $0.36 per share with a vesting period of 30 months.

     On November 28, 2007, the Board of Directors granted options to Chuck Mache, a director, to purchase 300,000 shares of common stock. The exercise price of these options was $0.20 per share with a vesting period of 24 months.

     On April 10, 2008, the Board of Directors granted options to Chuck Mache, Chairman of the Board, to purchase 2,000,000 shares of common stock. The exercise price of these options was $0.28 per share with a vesting period of 48 months.

     On July 8, 2008, the Board of Directors granted options to William A. Robotham, director and Thomas Hakel, director, to purchase 300,000 shares of common stock. The exercise price of these options was $0.23 per share with a vesting period of 48 months.

2008 DIRECTOR COMPENSATION TABLE

	Fees				Non-Equity
	Earned				Incentive	All
	or				Plan	Other
	Paid in	Stock	Option		Compen-	Compen-
	Cash	Awards(1)	Awards(1)		sation	sation	Total
Name	($)	($)	($)		($)	($)	($)
Chuck Mache	$60,000 (6)	-	47,068	(2)			$ 107,068

William Robotham	$-0-	-	13,122	(3)			$ 13,122

Thomas Hakel	$15,000 (6)	-	13,122	(4)			$ 28,122

Steven R. Jensen	$-0-	-	3,068	(5)			$ 3,068

(1) The value for Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for 2008 in accordance with FAS No. 123R. The dollar amount for each individual varies depending on the number of options held, the fair value of such options, and the vesting terms of such options. See Note 2 of Notes to Audited Financial Statements for the year ended December 31, 2008 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under FAS 123R.

(2) As of December 31, 2008, $187,118 of the Option Awards held by Mr. Mache were unvested.

(3) As of December 31, 2008, $35,081 of the Option Awards held by Mr. Robotham were unvested.

(4) As of December 31, 2008, $35,081 of the Option Awards held by Mr. Hakel were unvested.

(5) As of December 31, 2008, $2,315 of the Option Awards held by Mr. Jensen were unvested.

(6) Represents amounts paid for consulting services performed for the Company.

2005 STOCK INCENTIVE PLAN

     On December 15, 2005, the Board of Directors adopted a new Stock Incentive Plan (the "2005 Plan"), which was approved by our shareholders in February 2006. The 2005 Plan allows the Board of Directors to grant stock options from time to time to employees, officers and directors of the Company and service providers (consultants) to American TonerServ. The Board of Directors has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option that qualifies under Section 422 of the Internal Revenue Code of 1986) or an option that is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of American TonerServ. The Board of Directors determines vesting provisions at the time options are granted. In July 2006, the shareholders approved an increase in the total number of shares of Common Stock subject to options under the 2005 Plan from 2,500,000 to 7,000,000 shares (after giving effect to the ten for one (10 for 1) stock split), subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. On September 29, 2006, the Board of Directors and our shareholders approved an increase in the total number of shares of Common Stock subject to options under the 2005 Plan from 7,000,000 to 8,400,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. On April 19, 2007, the Board of Directors authorized a 1,600,000 increase in the plan to 10,000,000 shares, which was approved by a majority of the stockholders. The total number of shares authorized to be granted under the 2005 plan was 10,000,000 at December 31, 2008. The option price must be satisfied by the payment of cash and will be no less than 100% of the fair market value of the Common Stock on the date the option is granted for Incentive Stock Options and 85% of the market value for non-qualified options.

     During 2008, a total of 717,600 options to purchase shares of common stock were granted under the 2005 Stock Incentive Plan, of which 350,000 options were granted to non -employees and vest equally over a twelve to twenty-four month period. The remaining 367,600 of options to purchase shares were granted to directors, officers and employees of the Company. A total of 415,586 options to purchase shares were forfeited due to termination of employment.

2008 STOCK INCENTIVE PLAN

     On April 10, 2008, the Board of Directors adopted a new Stock Incentive Plan (the "2008 Plan"), which was approved by our shareholders in April 2008. The 2008 Plan allows the Board of Directors to grant stock options from time to time to employees, officers and directors of the Company and service providers (consultants) to American TonerServ. The Board of Directors has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option that qualifies under Section 422 of the Internal Revenue Code of 1986) or an option that is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of American TonerServ. The Board of Directors determines vesting provisions at the time options are granted.

     During 2008, a total of 5,800,000 options to purchase shares of common stock were granted under the 2008 Stock Incentive Plan. All of these options to purchase shares were granted to directors, officers and employees of the Company. A total of 1,500,000 options to purchase shares have been reserved for, but not issued to, iPrint Technologies, Inc. as part of the Company’s asset purchase agreement.

PROPOSAL 2 — APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     Subject to ratification by our stockholders, the audit committee has selected the firm of Perry-Smith as our independent registered public accounting firm to examine and audit our financial statements for the fiscal year ending December 31, 2009. This firm has audited our financial statements for more than seven years and is considered to be well qualified. The selection of such firm as our independent registered public accounting firm is being submitted for ratification at the Annual Meeting.

     Action by stockholders is not required for the appointment of the independent registered public accounting firm, but the ratification of its appointment is being submitted by the audit committee in order to give our stockholders an opportunity to vote on the designation of auditors. In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the fiscal year, Perry Smith LLP’s appointment for the 2009 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

     A representative of Perry-Smith LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

Principal Accountant Fees and Services

     The following table presents aggregate fees for professional services rendered by Perry-Smith LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2008 and December 31, 2007. Fees billed for other services rendered by them during those periods are also included.

	2008	2007
Audit Fees (1)	$147,500	$111,500
Audit-Related Fees	-	-
Tax Fees
All Other Fees (2)	$10,000	$10,000
Total	$157,500	$121,500

(1) These are fees for professional services performed by Perry-Smith LLP for the audit of the Company's annual financial statements included in the Company's Annual Report on Forms 10-K and 10-KSB and the review of financial statements included in the Company's reports on Forms 10-Q and 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings for those fiscal years.

(2) These are fees for professional services performed by Perry-Smith LLP in connection with the filing of the Company's Form 8-K’s related to the acquisition of certain assets of iPrint Technologies, LLC in 2008 and Optima Technologies, LLC and Tonertype LLC in 2007.

Audit Committee Pre-Approval Policy

     The Company's independent accountants may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company's principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company's principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent accountants during the past two fiscal years.

Required Vote

     Ratification of the appointment of Perry-Smith LLP as our independent auditors for fiscal year 2009 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

     Our Board of Directors recommends that you vote FOR ratification of the appointment of Perry-Smith LLP as our independent auditors for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS

     Any stockholder proposals to be included in the Board of Directors’ solicitation of proxies for the Annual Meeting of Stockholders to be held in 2010 must be received a reasonable amount of time prior to the preparation and mailing of the proxy statement related to that meeting in order to be included in the proxy statement and proxy relating to that meeting.

GENERAL AND OTHER MATTERS

     The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Annual Meeting. However, if any other matters are properly brought before the Meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

AVAILABLE INFORMATION

     Upon request of any stockholder, our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, will be sent to the stockholder without charge upon request. All requests should be addressed to our Secretary at 420 Aviation Blvd., Ste. 103 Santa Rosa, California 95403 or by telephone (800) 736-3515.

     You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                                                                                                                                                                             By Order of the Board of Directors

                                                                                                                                                                            Chuck Mache
                                                                                                                                                                            President and Chief Executive Officer

August 31, 2009